SECURITY AGREEMENT

This Security Agreement (this "Agreement") is entered into as of September 7, 2005, by AURA SYSTEMS, INC. a Delaware corporation (the "Debtor"), in its corporate capacity and in its capacity as debtor in possession in a chapter case, Case No. 05-24550-SB (the "Bankruptcy Case"), pending in the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court"), on behalf of its bankruptcy estate, for the benefit of AGP LENDER LLC, a California limited liability company (the "Secured Party").

RECITALS

A. The Debtor has requested that the Secured Party extend loans to the Debtor.

B. Such loans are to be made pursuant to a Debtor in Possession Loan Agreement dated as of the date hereof between the Debtor and the Secured Party (the "Loan Agreement").

C. Secured Party has required, as a condition of making such loans, that the Debtor grant a security interest in all of its personal property to secure such loans.

D. In order to induce the Secured Party to make such loans, the Debtor is willing to grant such security interest as further provided herein.

NOW, THEREFORE, the Debtor hereby agrees with the Secured Party as follows:

ARTICLE I. DEFINITIONS

Unless otherwise defined herein, any terms used herein (whether or not capitalized, such as "accounts," "inventory" and "equipment") which are defined in the Uniform Commercial Code as enacted in the State of California, as amended from time to time, shall have the meaning assigned to such term therein. Unless otherwise defined herein, any capitalized terms used herein which are defined in the Loan Agreement shall have the meaning assigned to them therein. In addition, the following terms shall have the meaning set forth below:

"Collateral" means all of the Debtor's personal property and fixtures of every nature whether tangible or intangible and whether now owned or hereafter acquired, wherever located, including without limitation the following:

(i) (a) All goods; (b) all inventory, merchandise, and personal property held for sale or lease or furnished or to be furnished under contracts of service, all raw materials, work in process, or materials used or consumed in Debtor's business, wherever located and whether in the possession of the Debtor, a warehouseman, a bailee, or any other person; (c) all equipment, machinery, tools, office equipment,

supplies, furnishings, furniture, or other items used or useful, directly or indirectly, in the Debtor's business, (d) all fixtures; and (e) all substitutes and replacements therefor, all accessions, attachments, and other additions thereto, all tools, parts and supplies used in connection therewith, all packaging, manuals, warranties and instructions related thereto, and all leasehold or equitable interests therein;

(ii) (a) All accounts, accounts receivable, contract rights, contracts receivable, purchase orders, Loan Agreements, drafts, acceptances, and rights to payment and receivables; (b) all chattel paper (whether tangible or electronic), documents and instruments (including promissory Loan Agreements); (c) all money and deposit accounts; (d) all letter of credit rights (whether or not the letter of credit is evidenced by a writing), rights under security, guaranties or other supporting obligations, tort claims and proceeds, insurance claims and proceeds, and tax refund claims and proceeds; (e) all securities and investment property and rights to payment, including, without limitation, One Hundred Seventy-Seven Thousand Seven Hundred and Seventy-Seven (177,777) shares of common stock of Telemac Corporation, a Delaware corporation, and all shares, owned by the Debtor, of the stock of Aura Realty, Inc., a Delaware corporation; (f) all general intangibles and payment intangibles, (g) all patents and patent applications and registrations, trademarks and trademark applications and registrations, service marks and service mark applications and registrations, and copyrights and copyright applications and registrations (collectively the "Patents, Trademarks and Copyrights"), including without limitation the patents, patent applications, trademarks and trademark applications and copyrights and copyright applications owned by the Debtor on Schedule 1 hereto, or licensed to the Debtor on Schedule 2 hereto; (h) all trade names, trade styles, goodwill, inventions, designs, methods, processes, technology, know-how, intellectual property, drawings, specifications, blue prints, confidential information, trade secrets, customer lists, supplier lists, software and computer programs, mask works, and mask work applications and registrations and goodwill; (i) all license agreements, franchise agreements and other licenses, permits, franchises, and agreements of every kind and nature pursuant to which the Debtor possesses, uses or has authority to possess or use any property (whether tangible or intangible) of the Debtor or pursuant to which others possess, use or have authority to possess or use any property (whether tangible or intangible) of the Debtor; (j) all infringement and commercial tort claims; and (k) all business records, software, writings, plans, specifications, schematics, and other recorded data in any form; and

(iii) All products and proceeds of the foregoing and all property received or receivable in disposition of or exchange of the foregoing; but excluding any avoidance actions;

but excluding from the foregoing any avoidance actions.

"Event of Default" means any Default as defined in the Loan Agreement.

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"Obligations" means any and all obligations and liabilities of every nature of the Debtor to the Secured Party, whether now existing or hereafter incurred, arising under the Loan Agreement, this Agreement or any other related transactional documents or otherwise arising after the commencement of the Bankruptcy Case in accordance with title 11 of the United States Code or pursuant to an order of the Bankruptcy Court. The Obligations shall specifically include any and all principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy, would accrue on such obligations), fees, expenses, indemnities or other obligations or liabilities, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created, or incurred, as well as any and all of such obligations or liabilities that are paid, to the extent such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer, or otherwise, together with any and all amendments, modifications, extensions or renewals of the foregoing.

ARTICLE II. GRANT OF SECURITY INTEREST

To secure the payment and performance of the Obligations, the Debtor hereby grants a continuing security interest in the Collateral, and assigns the Collateral, to the Secured Party.

ARTICLE III. COVENANTS OF THE DEBTOR

The Debtor shall fully perform each of the covenants set forth below.

3.1 Further Documentation

Promptly upon request of the Secured Party and at the Debtor's expense, the Debtor (a) shall prepare, execute, deliver and file any financing statement, any filing with the Patent and Trademark Office, Copyright Office or other applicable office, and any renewal, substitution or correction thereof or any other document and shall take any such further action as the Secured Party may require in perfecting or protecting the security interested granted by the Debtor under this Agreement or in otherwise obtaining the full benefits of this Agreement and (b) authorizes the Secured Party to prepare, execute, deliver and file any such documents and to take any such actions on behalf of the Debtor.

3.2 Patents, Trademarks and Copyrights

Schedule 1 lists all Patents, Trademarks and Copyrights currently owned by the Debtor. Promptly upon any change in the Patents, Trademarks and Copyrights owned by the Debtor, the Debtor shall provide the Secured Party with an updated Schedule 1 listing all Patents, Trademarks and Copyrights then owned by the Debtor. Schedule 2 lists all Patents, Trademarks and Copyrights currently licensed to the Debtor by third parties. Promptly upon any change in the Patents, Trademarks and Copyrights licensed to the Debtor, the Debtor shall provide the Secured Party with an updated Schedule 2 listing all Patents, Trademarks and Copyrights then licensed to the Debtor.

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3.3 Pledges

With respect to any Collateral that the Debtor has delivered to a secured creditor that has or asserts a senior Lien on such Collateral, upon the release of such Collateral by the entity in possession thereof, the Debtor shall deliver all such Collateral to the Secured Party. In the meantime, all Collateral shall be held by the entity in possession of such Collateral subject to the respective security interests of all creditors having a Lien thereon as their respective interests may appear.

3.4 Control

With respect to any Collateral consisting of deposit accounts, investment property, letter of credit rights and electronic chattel paper with respect to which the Debtor has delivered a control agreement to another secured creditor, upon request of the Secured Party and at the Debtor's expense, to the fullest extent practicable, the Debtor shall cooperate with the Secured Party, in obtaining control with respect to any such Collateral consisting of deposit accounts, investment property, letter of credit rights and electronic chattel paper, and in any event, upon the release of such Collateral from the control of such other secured creditor, the Debtor shall execute an appropriate control agreement in favor of the Secured Party with respect to the Collateral released from such control. In the meantime, all such Collateral shall be held by the entity in control of such Collateral subject to the respective security interests of all creditors having a Lien thereon as their respective interests may appear.

3.5 Collateral in Possession of Bailee

If any Collateral consists of goods which are at any time in the possession of a bailee, the Debtor shall promptly notify the Secured Party thereof and, if requested by the Secured Party, shall promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to the Secured Party hat the bailee holds such Collateral for the benefit of the all creditors having a Lien thereon as their respective interests may appear.

3.6 Letter of Credit Rights

If the Debtor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of the Debtor, the Debtor shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, the Debtor shall, pursuant to an agreement in form and substance satisfactory to Secured Party, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment of the proceeds of any drawing under the letter of credit to creditors having a Lien thereon as their respective interests may appear or (ii) arrange for the Secured Party to become the transferee beneficiary of the letter of credit.

3.7 Commercial Tort Claims

If the Debtor shall at any time hold or acquire a commercial tort claim, the Debtor shall promptly notify the Secured Party of such claim and provide a description thereof, and grant to the Secured Party in such notice a security interest in such claim and the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Secured Party.

3.8 **Other Collateral**

The Debtor further agrees to take any other action reasonably requested by the Secured Party to effectuate the attachment, perfection and contemplated priority of, and the ability of the Secured Party to enforce, the Secured Party's security interest in any and all of the Collateral including, without limitation, (a) causing the Secured Party's name to be Loan Agreementd as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or the ability of the Secured Party to enforce the Secured Party's security interest in such Collateral, (b) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or the ability of the Secured Party to enforce, the Secured Party's security interest in such Collateral, (d) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other person obligated on any Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Secured Party and (f) taking any other actions required by Division 9 of the Uniform Commercial Code or by any other U.S. or foreign law to effectuate the foregoing matters.

3.9 **Maintenance of Records**

The Debtor shall keep and maintain satisfactory and complete records of the Collateral including but not limited to a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. The Debtor shall mark its books and records pertaining to the Collateral to evidence this Agreement and the security interest granted herein. Promptly upon request of the Secured Party, the Debtor shall deliver and turn over to the Secured Party copies of all books and records pertaining to the Collateral.

3.10 **Priority; Liens**

(a) The security interests in the Collateral granted hereunder are and shall at all times be and remain senior to all Liens, except (a) Liens that were properly perfected at the time of the Debtor's Chapter 11 bankruptcy filing on June 24, 2005 and that are not avoidable in the Bankruptcy Case ("Perfected Prepetition Liens"), and (ii) Liens granted to secure the debtor in possession loans previously made to Borrower by Blue Collar.

(b) Except for (i) existing licenses of Patents, Trademarks and Copyrights by the Debtor to third parties set forth on Schedule 3 (the "Existing Licenses"), (ii) Liens in favor of Blue Collar pursuant to orders of the Bankruptcy Court, and (iii) the Perfected Prepetition

Liens (collectively the "Permitted Liens"), the Debtor owns the Collateral free and clear of senior perfected Liens, charges, pledges, security interests, encumbrances or other claims or interests in the Collateral, and the Debtor will neither create nor permit the existence of any Liens other than Permitted Liens without the prior written consent of the Secured Party.

3.11 **Disposition of Collateral**

The Debtor shall not sell, license, lease, transfer or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party, except for sales of inventory, collection of rights to payment or disposition of equipment or inventory which is obsolete or being replaced, all in the ordinary course of business in accordance with past practices, or other dispositions on an arms length basis in which the rights of the Secured Party in such Collateral or the proceeds thereof are fully protected.

3.12 **Indemnification**

The Debtor agrees to pay, and to indemnify the Secured Party and hold the Secured Party harmless from, all liabilities, costs and expenses (including legal fees and expenses) in connection with protecting or realizing on the Collateral, enforcing any rights or remedies of the Secured Party or otherwise arising out of this Agreement. In any suit, proceeding or action brought by the Secured Party under any account or other right to payment to enforce payment of any sum owing thereunder or to enforce any provisions of any account or other right to payment, the Debtor will indemnify the Secured Party and hold the Secured Party harmless from all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment, reduction or liability whatsoever of any account debtor thereunder arising out of a breach by the Debtor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or its successors from the Debtor.

3.13 **Further Identification of Collateral**

The Debtor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may request, all in reasonable detail.

3.14 **Notices**

The Debtor will advise the Secured Party promptly in reasonable detail (a) of any Lien, charge, pledge, security interest, encumbrance or other claim or interest asserted against any of the Collateral other than the Permitted Liens and (b) of the occurrence of any other event that could reasonably be expected to have a material adverse effect on the Collateral.

3.15 **Changes in Locations, Name, Etc.**

The Debtor will not (a) change its state of organization, (b) change the location of its chief executive office/chief place of business or remove its books and records from the locations set forth in Schedule 5 to this Agreement or (c) change its name, identity or

structure to such an extent that any financing statement filed by the Secured Party in connection with this Agreement would become ineffective or seriously misleading, unless it shall have given the Secured Party at least 30 days prior written notice thereof.

3.16 **Further Assurances**

The Debtor agrees to take all actions which the Secured Party may request to perfect or maintain the perfection of, or to otherwise protect, the security interest granted herein and the Debtor authorizes the Secured Party to take such actions on behalf of the Debtor, including without limitation (a) filing (including electronic or facsimile filing) financing statements describing the Collateral, which may include descriptions broader than as set forth in this Agreement and (b) filing any documents with the Patent and Trademark Office, Copyright Office or any other applicable office. The Debtor agrees that where allowed by law, a carbon, photographic or other reproduction of a financing statement or this Agreement is sufficient as a financing statement.

3.17 **Insurance**

The Debtor (a) will keep the Collateral continuously insured at its expense against fire, theft, and other hazards in amounts and with insurers as shall be sufficient to fully protect the Collateral, as reasonably approved by the Secured Party, (b) will include in such policies of insurance to the Secured Party clauses making any loss payable to the Secured Party as its interest may appear and agreeing to notify Secured Party of any cancellation or threatened cancellation not less than 30 days prior to the effective date of such cancellation and (c) will deliver copies of such policies of insurance to the Secured Party upon request.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES

The Debtor hereby makes the following representations and warranties:

4.1 **Title to Collateral**

Except for the Permitted Liens, the Debtor has good and marketable title to all of the Collateral, free and clear of all senior perfected Liens, charges, pledges, security interests, encumbrances or other claims or interests.

4.2 **No Impairment of Collateral**

None of the Collateral shall be impaired or jeopardized because of the security interest granted herein.

4.3 **No Approvals**

No approvals of any governmental entity, other than the Bankruptcy Court, or third party are required in connection with the security interest herein granted.

4.4 **Authority**

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Subject to approval by the Bankruptcy Court, the Debtor has full power and authority to grant to the Secured Party a security interest in the Collateral.

4.5 **Location of Records**

The address(es) of the office where the books and records of the Debtor are kept concerning the Collateral is set forth on Schedule 5 to this Agreement.

4.6 **State of Organization**

The Debtor's state of organization is set forth on Schedule 5 to this Agreement.

4.7 **Chief Executive Office**

The Debtor's chief executive office and chief place of business is located at the address set forth on Schedule 5 to this Agreement.

4.8 **Trade Names**

The Debtor conducts its business only under its legal name except for any additional trade names set forth on Schedule 5 to this Agreement.

ARTICLE V. THE SECURED PARTY'S RIGHTS WITH RESPECT TO THE COLLATERAL

5.1 **No Duty on the Secured Party's Part**

The Secured Party shall not be required to realize upon any Collateral, except at its option upon the occurrence of any Event of Default; collect the principal, interest or payment due thereon or exercise any rights or options of the Debtor pertaining thereto; make presentment, demand or protest; give notice of protest, nonacceptance or nonpayment; or do any other thing for the protection, enforcement or collection of any Collateral. The powers conferred on the Secured Party hereunder are solely to protect the Secured Party's interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually received as a result of the exercise of such powers; and shall not be responsible to the Debtor for any act or failure to act hereunder.

5.2 **Negotiations with Account Debtors**

Upon the occurrence of any Event of Default, the Secured Party may, in its sole discretion, extend or consent to the extension of the time of payment or maturity of any instruments, accounts, chattel paper, general intangibles or other rights to payment.

5.3 **Right to Assign**

The Secured Party may assign or transfer the whole or any part of the Obligations and may transfer therewith as collateral security the whole or any part of the Collateral; and all obligations, rights, powers and privileges herein provided shall inure to the benefit of the assignee and shall bind the successors and assigns of the parties.

5.4 Duties Regarding Collateral

Beyond the safe custody thereof, the Secured Party shall not have any duty as to any Collateral in its possession or control, or as to any preservation of any rights of or against other parties.

5.5 Collection From Account Debtors

Upon the occurrence of any Event of Default, the Debtor shall, upon demand by the Secured Party (and without any grace or cure period), notify all account debtors to make payment to the Secured Party of any amounts due or to become due. The Debtor authorizes the Secured Party to contact the account debtors for the purpose of having all or any of them pay their obligations directly to the Secured Party. Upon demand by the Secured Party, the Debtor shall enforce collection of any indebtedness owed to it by account debtors.

5.6 Inspection

The Secured Party and its designees, from time to time at reasonable times, may inspect, audit and make copies of and extracts from all records and all other papers in the possession of the Debtor in connection with the Collateral.

ARTICLE VI. THE SECURED PARTY'S RIGHTS AND REMEDIES

6.1 Acceleration; Remedies

Upon the occurrence of any Event of Default, the Secured Party shall have all rights and remedies available to it under the Loan Agreement, this Agreement, and any other documents or agreements or available at law or in equity, including without limitation the Uniform Commercial Code. The Secured Party may proceed to enforce any or all of such rights and remedies or realize on any or all security or guaranties for the Obligations in any manner or order it deems expedient without regard to any equitable principles of marshaling or otherwise. No failure or delay on the part of the Secured Party in exercising any right, power or privilege hereunder and no course of dealing shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any right, power or privilege. The rights and remedies of the Secured Party are cumulative and not exclusive of any rights or remedies that the Secured Party would otherwise have. No notice to or demand on the Debtor, in any case, shall entitle the Debtor to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of the right of the Secured Party to any other or further action in any circumstances without notice or demand.

6.2 Notice of Sale

The Debtor hereby acknowledges and agrees that written notice mailed to the Debtor at the address designated herein ten days prior to the date of public or private sale of any of the Collateral shall constitute commercially reasonable notice.

6.3 **Disposition of Collateral**

In addition to all other rights and remedies available to the Secured Party upon the occurrence of an Event of Default, the Secured Party may dispose of any of the Collateral at public or private sale in its then present condition or following such preparation and processing as the Secured Party deems commercially reasonable. Such sale may include licensing of the Collateral on an exclusive or non-exclusive basis, on a worldwide or geographically limited basis and on an all-uses or limited uses basis. For the purpose of enabling the Secured Party to exercise its rights and remedies hereunder, the Debtor hereby grants to the Secured Party an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Debtor) to use, license or sub-license any of the Collateral, including in such license access to all media in which any of the Collateral may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The Secured Party has no duty to prepare or process the Collateral prior to sale. The Secured Party may disclaim warranties of title, possession, quiet enjoyment and the like. Such actions by the Secured Party shall not affect the commercial reasonableness of the sale. Further, the Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

ARTICLE VII. GENERAL PROVISIONS

7.1 **The Secured Party's Appointment as Attorney-in-Fact**

(a) The Debtor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtor and in the name of the Debtor or in its own name, from time to time in the Secured Party's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement; and without limiting the generality of the foregoing, the Debtor hereby gives the Secured Party the power and right, on behalf of the Debtor, without consent by or notice to the Debtor, to do the following:

(i) upon the occurrence of any Event of Default, to transfer to the Secured Party or to any other person all or any of the Collateral, to endorse any instruments pledged to the Secured Party and to fill in blanks in any transfers of Collateral, powers of attorney or other documents delivered to the Secured Party;

(ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

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(iii) upon the occurrence of any Event of Default, (A) to take possession of, endorse and collect any checks, drafts, Loan Agreements, acceptances or other instruments for the payment of moneys due under any account, instrument or general intangible or with respect to any other Collateral and (B) to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting all such moneys due under any account, financial assets, instrument, investment property, or general intangible or with respect to any other Collateral whenever payable; and

(iv) upon the occurrence of any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of all moneys due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct; (B) to ask for, demand, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Debtor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharge or releases as the Secured Party may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes; and to do, at the Secured Party's option and the Debtor's expense, at any time or from time to time, all acts and things that the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party's security interest therein and to effect the intent of this Agreement, all as fully and effectively as the Debtor might do.

(b) The Debtor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

(c) The Debtor also authorizes the Secured Party, at any time and from time to time, to execute, in connection with the sale provided for in Article VI hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(d) The powers conferred on the Secured Party hereunder are solely to protect the Secured Party's interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither it nor any of

its officers, directors, employees or agents shall be responsible to the Debtor for any act or failure to act hereunder.

(e) The Debtor shall pay or reimburse the Secured Party for all costs and expenses, including attorney's fees, incurred by the Secured Party while acting as the Debtor's attorney-in-fact hereunder.

7.2 **Termination of Agreement**

This Agreement shall remain in full force and effect until the Obligations have been fully and finally discharged.

7.3 **Severability**

If any provision of this Agreement is for any reason and to any extent determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement will be unaffected and interpreted so as best to reasonably effect the intent of the parties hereto. Such void or unenforceable provision of this Agreement shall be replaced with a valid and enforceable provision so as to achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

7.4 **Waiver**

No waiver by any party of any breach of any provision hereof shall constitute a waiver of any other breach of that or any other provision hereof.

7.5 **Successors**

The rights and obligations of the parties hereto shall inure to the benefit of, and be binding and enforceable upon, the respective successors and assigns of the parties.

7.6 **Entire Agreement**

This Agreement constitutes the entire agreement of the parties hereto concerning the subject matter hereof, all prior discussions, proposals, negotiations and understandings having been merged herein. This Agreement or any provision hereof may be (i) modified or amended, but only by a writing signed by all parties at such time or (ii) waived (either generally or in a particular instance, either retroactively or prospectively, either for a specified period of time or indefinitely, either with or without consideration), but only by a writing signed by the party granting such waiver.

7.7 **Governing Law; Jurisdiction; Venue; Jury Trial**

This Agreement shall be governed by, and interpreted under, the laws of the State of California applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law. All disputes between the parties hereto, whether sounding in contract, tort, equity or otherwise, shall be resolved only by the Bankruptcy Court so long

as the Bankruptcy Court has jurisdiction over the dispute and does not abstain from exercising that jurisdiction, and the courts to which an appeal therefrom may be taken; provided, however, that if the Bankruptcy Court does not have jurisdiction over a dispute or abstains from exercising its jurisdiction over a dispute, then such dispute shall be resolved only by state and federal courts located in Los Angeles, California, and the courts to which an appeal therefrom may be taken. The parties hereby irrevocably waive all rights to trial by jury in any action, suit or proceeding arising out of or related to this Agreement, the Loan Agreement or any other agreement or document between the Debtor and the Secured Party.

7.8 **Notices**

All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to each party at the address (or at such other address for a party as shall be specified by like notice) set forth below; provided, however, that notices sent by mail will not be deemed given until received.

If to Debtor:

Aura Systems, Inc.
2335 Alaska Avenue
El Segundo, CA 90245
Attn: Raymond Yu
Fax: 310-643-8719

With a copy to:

Ron Bender, Esq.
Levene, Neale, Bender, Rankin & Brill L.L.P.
1801 Avenue of the Stars, Suite 1120
Los Angeles, CA 90067
Fax: 310-229-1244

If to Secured Party:

AGP Lender LLC
12100 Wilshire Blvd., Suite 705
Attn: Neal Kaufman
Fax: 310-820-4118

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With a copy to:

Lawrence Peitzman, Esq.
Peitzman, Weg & Kempinsky LLP
10100 Santa Monica Boulevard, Suite 1450
Los Angeles, CA 90067
Fax: 310-552-3101

7.9 **Costs and Expenses**

The Debtor hereby agrees to pay to the Secured Party upon demand all costs and expenses, including attorney's fees, incurred in connection with the administration of this Agreement, including without limitation all filings or other actions required by the Secured Party in connection with perfecting or otherwise protecting the security interest granted hereunder. In addition, the Debtor hereby agrees to pay to the Secured Party upon demand all costs and expenses, including attorney's fees, incurred in connection with the enforcement of this Agreement, collection of the Obligations and the protection, preservation, collection or sale of or other realization upon the Collateral, including without limitation in any out-of-court workout, any court action, any appeal or any bankruptcy proceeding.

7.10 **Counterparts**

This Agreement may be executed in any number of counterparts, each of each of which will be an original, but all of which together will constitute one and the same instrument.

7.11 **Title and Subtitles**

The titles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

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IN WITNESS WHEREOF, the Debtor and the Secured Party have caused this Agreement to be duly executed as of the day and year first above written.

"Debtor"
AURA SYSTEMS, INC.

By:__________________________
Name: Raymond Yu
Title: President and Chief Executive Officer

"Secured Party"
AGP LENDER LLC

By:__________________________
Name: Neal Kaufman
Title: Managing Member

SCHEDULE 1

Patent and Patent Applications,
Trademark and Trademark Applications
and
Copyrights and Copyright Applications Owned by the Debtor

1. Patents.

Any and all domestic and foreign patent registrations, patent applications, patentable invention rights or patent-related rights to current and future interests owned by Debtor or assigned to Debtor, including but not restricted to the following patent registrations and patent applications:

Domestic Patent Registrations

Reg. Number	*Title*
4,892,328	Electromagnetic Strut Assembly
4,912,343	Electromagnetic Actuator
4,969,662	Active Damping System for an Automobile Suspension
4,979,789	Continuous Source Scene Projector
5,032,906	Intensity Calibration Method for Scene Projector
5,035,475	Unique Modulation Television
5,085,497	Method for fabricating mirror array for Optical Projection System
5,099,158	Electromagnetic Actuator
5,126,836	Actuated Mirror Optical Intensity Modulation
5,135,070	Active Hydraulic Pressure Control
5,138,309	Electronic Switch Matrix for a Video Display System
5,150,205	Actuated Mirror Optical Intensity Modulation
5,159,225	Piezoelectric Actuator

PY

5,162,767	High Efficiency Solenoid
5,175,465	Piezoelectric and Electrostructive Actuators
5,185,660	Actuated Mirror Optical Intensity Modulation
5,187,398	Electromagnetic Actuator
5,207,239	Variable Gain Servo Assist
5,212,977	Electromagnetic Re-draw Sleeve Actuator
5,222,714	Electromagnetically Actuated Valve
5,245,369	Scene Projector
5,260,798	Pixel Intensity Modulator
5,278,953	Machine Tool Fixture Computer Aided Setup
5,285,995	Optical Table Active Leveling and Vibration Cancellation System
5,307,665	Electromagnetic Re-draw Sleeve Actuator
5,309,050	Ferromagnetic Wire Electromagnetic Actuator
5,325,699	Electromagnetic Re-draw Sleeve Actuator
5,334,265	Magnetic Material
5,341,054	Low Mass Electromagnetic Actuator
5,350,153	Core Design for Electromagnetic Actuated Valve
5,352,101	Electromagnetically Actuated Compressor Valve
5,354,185	Electromagnetically Actuated Reciprocating Compressor Driver
5,355,108	Electromagnetically Actuated Compressor Valve
5,481,396	Thin Film Actuated Mirror Array
5,548,263	Electromagnetically Actuated Valve
5,589,084	Thin Film Actuated Mirror Array
5,616,982	Piezoelectric Actuator
5,689,380	Thin Film Actuated Mirror Array for Providing Double Tilt Angle

5,710,657	Monomorph Thin Film Actuated Mirror Array
5,720,468	Staggered Electromagnetically Actuated Valve Design
5,721,694	Non-linear Deterministic Stochastic Filtering Method and System
5,734,217	Induction Machine using Ferromagnetic Conducting Material in Rotor
5,768,392	Blind Adaptive Filtering of Unknown Signals in Unknown Noise in Quasi-closed Loop System
5,768,395	Double Ended Field Coil Actuator
5,772,179	Hinged Armature Electromagnetically Actuated Valve
5,780,958	Piezoelectric Vibrating Device
5,782,454	Electromagnetically Actuated Valve
5,796,377	Video Display System having an Electronic Switch Matrix for controlling an MSN array of Piezoelectric Members
5,822,370	Compression/Decompression for Preservation of High Fidelity Speech Quality at Low Bandwidth
5,898,244	Dual Directional Field Coil Actuator
6,032,113	N-Stage Predicted Feedback-Based Compression and Decompression of Spectra of Stochastic Data Using Convergent Incomplete Autoregressive Models
6,157,175	Mobile Power Generation System
6,158,403	Servo Control System for an Electromagnetic Valve Actuator used in an Internal Combustion Engine
6,267,351	Electromagnetic Valve Actuator with Mechanical End Position Clamp or Latch
D355,751	Video Game Accessory Vest
D393,447	Adapter Plug
5,097,510	Artificial Intelligence Pattern Recognition-based Noise Reduction System for Speech Processing
5,140,640	Noise Cancellation System
5,589,725	Monolithic Prestressed Ceramic Devices and Method for making same

fg

4,998,441	Force and Torque Measurement System
5,321,762	Voice Coil Actuator
5,418,860	Voice Coil Excursion and Amplitude Gain Control Device
5,424,592	Electromagnetic Transducer
5,434,458	Voice Coil Actuator
5,536,984	Voice Coil Actuator
5,539,262	Axially Focused Radial Magnet Voice Coil Actuator
5,624,155	Electromagnetic Transducer
5,652,801	Resonance Damper for Piezoelectric Transducer
5,727,076	Audio Transducer having Piezoelectric Device
5,736,808	Piezoelectric Speaker
5,786,741	Polygon Magnet Structure for Voice Coil Actuator
6,082,315	Electromagnetic Valve Actuator
D363,270	Adapter Plug
D364,162	Amplifier Housing
D364,167	Speaker Motor Case
D394,063	Pair of Speaker Enclosures
D396,723	Speaker Basket
D449,828	Speaker Basket

Domestic Patent Applications

Serial Number	*Title*
09/799,973	Switched Reluctance Motor Delivering Constant Torque From Three Phase Sinusoidal Voltages

09/939,116	Mobile power generation system
09/938,967	Bi-directional power supply circuit

Foreign Patent Applications

PCT Number	*Title*
US00/03815	Mobile Power Generation System (Europe, title not verified)
US01/50683	Mobile power generation system (Europe & Canada, title not verified)
US01/50762	Bi-directional power supply circuit (Europe, title not verified)

2. <u>Trademarks</u>.

Any and all domestic and foreign trademark registrations, trademark applications, trade and service mark rights, or other trademark-related rights to current and future interests owned by Debtor or assigned to Debtor, including but not restricted to the following trademark registrations and trademark applications:

Serial Number	*Reg. Number*	*Word Mark*
75547751		AMA
75225690	2128907	ASPECT
75559987	2372115	AURA
74472095	1991593	AURA
74369064	2196818	AURA
74322660		AURAFLUX
75141345		AURAGEN
75977693	2202313	AURAGEN
75594235	2477031	AURAGEN POWER. ON THE GO.
74639340		AURAPHILE

75141344		AURAPOWER
75237652		AURAGEN OF POWER
74134961		AURASCOPE
74134960		AURASCOPE
74466053	2142944	AURASCOPE
74417408		AUTO SONICS
74410206		AURA SONICS
74349974		AURASOUND
74313418	2482562	AURA SOUND
75235513		AURA VIRTUAL SOUND
75235817		A V S
74679644	2072412	BASS SHAKER
74491123	1894891	CUSTOMWARE
74491122	1892461	CUSTOMWARE
75235512		DO MORE THAN LISTEN
75225341	2181910	EVA
75225280		FAR
75225289		FAS
75225288		FERRODISK
75291968		FORCE
75225287		FORCE
75225296		FORCE 10
75225297		FORCE 12
75225298		FORCE 15
75225286		FORCE 42

75225285		FORCE 52
75225284		FORCE 62
75229617		FORCE 150
75229616		FORCE 250
75229720		FORCE 340
75229718		FORCE 400Q
75225283		FORCE 426
75225282		FORCE 527
75229719		FORCE 560
75225281		FORCE 629
75225295		FORCE 639
74408244		HIGH GAP
74408232		HIGH STROKE
74472097		INTERACTOR
74425395	1920753	INTERACTOR
74132488	1663325	LINAEUM
74408446		LINEAR GAP
74408231		LINEAR FLUX
74408619		LINEAR MAG
74408211		LINEAR RING
75330407		LINE SOURCE
75291967		LINE SOURCE
74408243		LINEAR STROKE
74528276		MAGFORCE
75131644		MOBILE REFERENCE

75579640		MOBILE REFERENCE PLATINUM
75252086	2257621	MR
75252085	2170439	MR 1
75252089	2219543	MR 5.1
75252090	2188518	MR 6.1
75252087	2224713	MR 52
75252088	2170440	MR 62
75252091		MR 629
74385179		MUSICAL CHAIRS
74720723	2063972	NEO-RADIAL
75123841	2111403	NEO-RADIAL TECHNOLOGY
74706753	2067789	NEO-RADIAL TECHNOLOGY
74408671		NEO RING
75021447		NETFAX
74408448		NEO FLUX
74408206		NEO GAP
74408447		NEO MAG
74408208		NEO POWER
74408179		NEO STROKE
75021446		NETTALK
75033935	2030035	NEWCOM
75033934	2030034	NEW COM
74618797		NEWTALK
74706754	2144980	NRT
74408242		PILLOW SONICS

74394182		POWER TOWER
74408601		RADIAL FLUX
74408672		RADIAL GAP
74408207		RADIAL LINE
74408180		RADIAL MAG
74408445		RADIAL NEO
74408209		RADIAL POLE
74408205		RADIAL POWER
74408664		RADIAL RING
74408178		RADIAL STROKE
75579192	2654647	RPM
74528416		SOUNDPLAY
74408003		TALL GAP
74431065		TECHNOLOGIES OF THE 21ST CENTURY
74408210		THEATRE SONICS
75579641		THE ULTIMATE UPGRADE
74437049		THUNDERBOLT
74367568		21ST CENTURY TECHNOLOGIES
74388369		VIBRASONICS

3. Copyrights.

Any and all domestic and foreign copyright registrations, copyright applications or other copyright-related rights to current and future interests owned by Debtor or assigned to Debtor.

[Remainder of page intentionally left blank]

fy

SCHEDULE 2

Patents and Patent Applications, Trademarks and Trademark Applications
and
Copyrights and Copyright Applications Licensed to the Debtor

None.

Pg

SCHEDULE 3

Patents and Patent Applications
Trademarks and Trademark Applications,
And Copyrights and Copyright Applications
Licensed By the Debtor

None.

PG

SCHEDULE 4

Schedule of Exceptions

[INTENTIONALLY OMITTED]

SCHEDULE 5

Debtor Information

State of organization:	Delaware
Address of chief executive office:	Aura Systems, Inc. 2335 Alaska Avenue El Segundo, CA 90245
Address(es) where books and records are kept:	Same
Additional trade names:	None